Exhibit 99.1

News Release Contact: Michael Stivala Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973.503.9395
FOR IMMEDIATE RELEASE
Suburban Propane Partners, L.P.
Announces Public Offering of Senior Notes
     Whippany, New Jersey, March 9, 2010 — Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban”), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it intends, subject to market conditions, to publicly offer $225 million aggregate principal amount of senior notes due 2020 (the “2020 Senior Notes”). Suburban Energy Finance Corp., a wholly-owned direct subsidiary of Suburban, will serve as the co-issuer of the notes.
     Suburban intends to use a combination of cash on hand and the net proceeds from the offering to eliminate or reduce up to $250 million of outstanding indebtedness under its 6.875% senior notes due 2013 (the “2013 Senior Notes”). Simultaneously with the launch of this offering of 2020 Senior Notes, Suburban launched a cash tender offer for its 2013 Senior Notes.
     BofA Merrill Lynch is acting as representative of the underwriters for the offering. A copy of the preliminary prospectus supplement and the accompanying base prospectus, which is filed as part of Suburban’s effective shelf registration statement on Form S-3, may be obtained from:
Banc of America Securities LLC
One Bryant Park
New York, NY 10036
Attention: Prospectus Department
(800) 294-1322
dg.prospectus_distribution@bofasecurities.com
     An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.
     The 2020 Senior Notes are being offered pursuant to an effective registration statement that Suburban previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of such jurisdiction. The offering of the 2020 Senior Notes will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, which is filed as part of Suburban’s effective shelf registration statement on Form S-3.
About Suburban Propane Partners, L.P.
     Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. Suburban serves the energy needs of approximately 850,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.
Forward-Looking Statements
     This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements regarding closing of the offering and the use of proceeds of the offering. These statements reflect Suburban’s expectations or forecasts based on assumptions made by the partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward looking statements. These risks are further described in Suburban’s reports filed with the Securities and Exchange Commission.
     Any forward-looking statement speaks only as of the date on which such statement is made and Suburban undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
*  *  *